Exhibit 10.2

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                         INTERPRO EXPENSE SYSTEMS, INC.,

                                  SMARTTIME LLC

                                       AND

                             ASA INTERNATIONAL, LTD.


                           DATED AS OF AUGUST 2, 1999

                                TABLE OF CONTENTS

                                                                       PAGE

ARTICLE I  THE ACQUISITION..............................................1

         PURCHASE OF ASSETS.............................................1
         CONSIDERATION FOR ASSETS.......................................4
         SALES TAXES....................................................4
         ALLOCATION.....................................................4
         CLOSING  ......................................................5
         ADJUSTMENT TO CONSIDERATION....................................5

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLER AND
         ASA............................................................6
         ORGANIZATION OF SELLER.........................................6
         DUE AUTHORIZATION..............................................6
         DUE EXECUTION AND ENFORCEABILITY...............................6
         NO CONFLICT....................................................6
         CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES.............7
         SELLER FINANCIAL STATEMENTS....................................7
         OWNERSHIP AND TRANSFER OF ASSETS...............................8
         RESTRICTIONS ON BUSINESS ACTIVITIES............................8
         CAPITAL EQUIPMENT AND HARD ASSETS..............................8
         INTELLECTUAL PROPERTY..........................................8
         CONTRACTS......................................................9
         GOVERNMENTAL AUTHORIZATION.....................................9
         COMPLIANCE WITH APPLICABLE LAWS...............................10
         MATERIAL ADVERSE EFFECT.......................................10
         TAXES.........................................................10
         BROKERS' OR FINDERS' FEES.....................................10
         REPRESENTATIONS COMPLETE......................................10
         MATERIAL ADVERSE CHANGE.......................................11
         LITIGATION....................................................11
         YEAR 2000 PREPAREDNESS........................................11

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER...................11

         ORGANIZATION, STANDING AND POWER..............................11
         AUTHORITY; DUE EXECUTION; ENFORCEABILITY......................11
         NON-CONTRAVENTION; CONSENTS...................................12
         NO CONFLICT...................................................12
         REPRESENTATIONS COMPLETE......................................12

ARTICLE IV  CONDUCT PRIOR TO THE CLOSING DATE..........................12

         NO SOLICITATION...............................................12

ARTICLE V  ADDITIONAL AGREEMENTS.......................................13

         ACCESS TO INFORMATION.........................................13
         CONFIDENTIALITY...............................................13
         EXPENSES .....................................................13
         PUBLIC DISCLOSURE.............................................13
         CONSENTS .....................................................14
         REASONABLE COMMERCIAL EFFORTS.................................14
         NOTIFICATION OF CERTAIN MATTERS...............................14
         ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES...................14
         TAX RETURNS...................................................14
         STATE TAX CERTIFICATES........................................14
         BULK SALES....................................................15
         PAYMENT OF TAXES..............................................15
         NON-COMPETITION AGREEMENT.....................................15
         NON-SOLICITATION AGREEMENT....................................16

ARTICLE VI  CONDITIONS TO THE ACQUISITION..............................16

         CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT
              THE ACQUISITION..........................................16

         ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER................17
         ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER.............17

ARTICLE VII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
             INDEMNITY.................................................18
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................18
         SELLER AND ASA INDEMNITY......................................18
         BUYER INDEMNITY...............................................20
         THIRD PARTY CLAIMS............................................20

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER........................21

         TERMINATION...................................................21
         EFFECT OF TERMINATION.........................................22
         AMENDMENT.....................................................22
         EXTENSION; WAIVER.............................................22

ARTICLE IX  CERTAIN POST-CLOSING COVENANTS.............................22

         TAX CERTIFICATES..............................................22
         PAYMENT OF TAXES..............................................22

ARTICLE X  GENERAL PROVISIONS..........................................22

         ATTORNEYS' FEES...............................................22
         NOTICES.......................................................22
         INTERPRETATION................................................23
         COUNTERPARTS..................................................23
         ENTIRE AGREEMENT..............................................24
         SEVERABILITY..................................................24
         OTHER REMEDIES................................................24
         GOVERNING LAW.................................................24
         RULES OF CONSTRUCTION.........................................24
         ASSIGNMENT....................................................24

                                INDEX OF EXHIBITS


EXHIBIT                  DESCRIPTION

Exhibit A                Form of Instrument of Assumption of Liabilities

Exhibit B                Bill of Sale and General Assignment of Seller Assets

Exhibit C                Trademark Assignment

Exhibit D                Copyright Assignment

Exhibit E                Form of Lease

                               INDEX OF SCHEDULES


ASA SCHEDULE          DESCRIPTION                              PREPARED BY


1.1(A)                EXCLUDED ASSETS                              ASA
1.1(A)(I)             INTELLECTUAL PROPERTY                        ASA
1.1(A)(II)            LICENSE AGREEMENTS                           ASA
1.1(A)(III)           MAINTENANCE AGREEMENTS                       ASA
1.1(A)(IV)            IMPLEMENTATION AGREEMENTS                    ASA
1.1(A)(IX)            COMPUTER EQUIPMENT                           ASA
1.1(C)(I)             IMPLEMENTATION OBLIGATIONS                   ASA
1.1(C)(II)            MAINTENANCE OBLIGATIONS                      ASA
2.4                   CONFLICTS                                    ASA
2.6                   FINANCIAL STATEMENTS                         ASA
2.7                   LIENS                                        ASA
2.9                   CAPITAL EQUIPMENT AND HARD ASSETS            ASA
2.10(A)               INTELLECTUAL PROPERTY RIGHTS OF OTHERS       ASA
2.10(B)               SOFTWARE RIGHTS OF OTHERS                    ASA
2.11                  ASSIGNED CONTRACTS                           ASA
2.12                  GOVERNMENTAL AUTHORIZATION                   ASA
2.16                  BROKERS' OR FINDERS' FEES                    ASA
6.3(H)                THIRD PARTY RIGHTS                           ASA

                            ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT (the or this "AGREEMENT") is made and entered into as of August 2, 1999 by and among InterPro Expense Systems, Inc., a Delaware corporation ("BUYER"), ASA InterPro SmartTime LLC, a Delaware limited liability company ("SMARTTIME" or "SELLER"), and ASA International Ltd., a Delaware corporation and the sole member of Seller ("ASA").

                                    RECITALS

          A. Each of Seller and Buyer believe it is in the best interests of each company that Buyer acquire certain of the assets of, and assume certain of the liabilities of, Seller (the "ACQUISITION"), including certain software technology currently under development by Seller to be further developed by Buyer in order to improve the software's suitability for sale to customers.

          B. Seller is engaged in the business of designing, developing, selling and marketing and implementing software commonly referred to as "SmartTime Software" (the "BUSINESS", which term excludes the business related to the Legacy Products and the Lavie Products, as each is defined in Section 2.6(a)) for time and attendance information management, which was previously conducted through ASA's SmartTime business unit ("SMARTTIME").

          C. In connection with the transactions contemplated by this Agreement, Buyer, Seller and ASA have entered into an Option to Purchase Agreement (the "OPTION AGREEMENT"), and Buyer and Seller have entered into an Intellectual Property License Agreement (the "IP LICENSE AGREEMENT") and a Customer Intangibles License Agreement (the "CUSTOMER INTANGIBLES LICENSE AGREEMENT"), and Buyer and ASA have entered into an Operating Agreement (the "OPERATING AGREEMENT"), each as of even date herewith (the "OPTION DATE"), which agreements are sometimes collectively referred to as the "ANCILLARY AGREEMENTS" and which agreements are intended to govern the relationship of the parties and the operation of the Business during the period from the Option Date until the Closing Date (as defined herein).

          NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                 THE ACQUISITION

          1.1 PURCHASE OF ASSETS

               (a) PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase and acquire from Seller on the Closing Date (as defined in Section 1.5), all of Seller's rights, title and interest in and to all of the assets and properties of Seller used exclusively in the Business (collectively the "SELLER ASSETS") free and clear of all liens, pledges, charges, claims, security interests or other encumbrances of any sort (collectively, "LIENS"), including without limitation, the following (provided, however, that the Seller Assets shall not include those assets set forth on
SCHEDULE 1.1(A), which schedule shall include but not be limited to the Legacy Products and the Lavie Products):

                    (i) All rights, title and interest in and to, including, among others, the rights, title and interests listed on SCHEDULE 1.1(A)(I), (a) the software previously developed and sold by SmartTime, including all released and unreleased source code and object code versions thereof, all work in process related thereto, and all related documentation and development notes (the "SOFTWARE"), and (b) except for the Customer Intangibles (as defined in the Customer Intangibles License Agreement), all other intellectual property and intellectual property rights related to, or used by ASA and/or Seller exclusively in connection with, the Business or the Software, including databases, market information, research and development, patents, patent applications, copyrights, copyright registration applications, trademarks and service marks and related applications and goodwill, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property including, without limitation, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice by ASA or Seller that pertain to or are or were used in the Business, or that are relevant to an understanding or to the development of the Business or to the performance by Software and other products of the Business of their intended functions or purposes, whether tangible or intangible, in any stage of development, including without limitation enhancements, designs, technology, improvements, inventions, works of authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials of any types whatsoever, and all rights of any kind in or to any of the foregoing (collectively, with the Software, "INTELLECTUAL PROPERTY");

                    (ii) All rights, title and interest in and to all end-user software licenses (the "LICENSE AGREEMENTS") sold by SmartTime in connection with the use of the Software (any such licenses to be listed on SCHEDULE 1.1(A)(II));

                    (iii) All rights, title and interest in and to any contracts for maintenance in connection with the Software (any such contracts to be listed on SCHEDULE 1.1(A)(III) and to be referred to as the "MAINTENANCE AGREEMENTS");

                    (iv) All rights, title and interest in and to any contracts for implementation of the Software (any such contracts to be listed on SCHEDULE 1.1(A)(IV) and to be referred to as the "IMPLEMENTATION AGREEMENTS");

                    (v) All accounts receivable relating to SmartTime which are outstanding as of the Closing Date;

                    (vi) All prepaid expenses relating specifically to SmartTime as of the Closing Date;

                    (vii) All other current assets relating specifically to SmartTime as of the Closing Date; and

                    (viii) All computers, computer equipment and related software used exclusively in conjunction with all aspects of the SmartTime business (as listed on SCHEDULE 1.1(A)(IX)).

               (b) ASSETS NOT ACQUIRED. Seller shall retain all assets not used in the conduct of the Business, including all cash and cash equivalents existing as of the Option Date.

               (c) ASSUMPTION OF LIABILITIES. Buyer shall not assume any liabilities or obligations of Seller or ASA except for those liabilities and obligations which Buyer expressly assumes pursuant to this Section 1.1(c). Without limiting the foregoing, it is expressly agreed that Buyer shall not assume any liabilities for employment, income, sales, property or other taxes incurred or accrued by Seller. Seller and ASA will indemnify and hold Buyer harmless in accordance with the provisions of Article VII from and against any and all losses, costs, expenses, claims, liabilities, deficiencies, judgments and damages incurred or suffered by Buyer or any of its affiliates related to or arising out of any liabilities or obligations of Seller or ASA, except for those liabilities or obligations expressly assumed by Buyer in this Section 1.1(c). At the Closing, Buyer shall assume the following obligations and liabilities of Seller (collectively, the "ASSUMED LIABILITIES"):

                    (i) All of Seller's implementation obligations pursuant to the Implementation Agreements ("IMPLEMENTATION OBLIGATIONS") as of the Closing Date, provided that Seller identifies on SCHEDULE 1.1(C)(I) each such Implementation Obligation to Buyer and provides to Buyer on SCHEDULE 1.1(C)(I) the following information for each such Implementation Obligation:

                         (1) Customer name;

                         (2) Commencement date and estimated completion dates of
implementation project;

                         (3) Method of fee calculation (time & materials or
fixed price) and the agreed upon billing rates involved, where applicable;

                         (4) Amount, if any, of cash deposits received from
customer in advance of work performed;

                         (5) Nature of any custom software development involved
with the implementation, excluding normal configuration and integration to back-end accounting systems; and

                         (6) Material problems, if any, known to Seller in
connection with the implementation;

                    (ii) All of Seller's maintenance obligations pursuant to the Maintenance Agreements ("MAINTENANCE OBLIGATIONS") as of the Closing Date, provided that Seller identifies each such Maintenance Obligation to Buyer on
SCHEDULE 1.1(C)(II) and provides to Buyer on SCHEDULE 1.1(C)(II) the following information for each such Maintenance Obligation:

                         (1) Customer name;

                         (2) Maintenance period and related maintenance fee; and

                         (3) Any Maintenance Obligations assumed by Seller that
are out of the ordinary course of business.

                    (iii) All of Seller's accounts payable, lease obligations, deferred revenue, customer deposits and accrued liabilities incurred by SmartTime in the ordinary course of business as of the Option Date (collectively, the "BALANCE SHEET LIABILITIES"); and

                    (iv) All of Seller's liabilities and obligations arising from and after the Option Date other than those pursuant to breaches by Seller or ASA of any of their representations, warranties, covenants or other obligations hereunder.

               (d) RISK OF LOSS. In the event any of the Seller Assets are unavailable for delivery to Buyer on the Closing Date as a result of risks for which such Seller Assets were insured by Seller and/or ASA, Buyer may at its option elect (i) to require Seller and/or ASA to deliver to Buyer assignments of such Seller's and/or ASA's rights under its insurance policies, if any, applicable to such Seller Assets and to close on that basis, or (ii) to not close due to the failure of a condition to closing if the amount of the loss reasonably can be expected to be in excess of $50,000. With respect to the Seller Assets, Seller and ASA hereby agree to make an assignment of its rights under their insurance policies if Buyer so elects.

          1.2 CONSIDERATION FOR ASSETS Subject to the Adjustment in Section 1.6, as consideration (the "CONSIDERATION") for the sale of the Assets to Buyer, in addition to the assumption of the Assumed Liabilities provided by Section 1.1(c), at the Closing, on the terms and subject to the conditions set forth in this Agreement, Buyer shall pay to Seller or its designee, by wire transfer of same day funds, an amount equal to $7,020,000, less any portion of the Option Fee (as defined in the Option Agreement) previously paid to Seller (the "PURCHASE PRICE").

          1.3 SALES TAXES. Seller shall bear and pay, and shall reimburse Buyer for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses ("SALES TAXES") that may become payable in connection with the sale of the Seller Assets to Buyer. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such Sales Taxes.

          1.4 ALLOCATION. Within 45 days of the Closing, Buyer and Seller shall mutually agree on the manner in which the consideration referred to in Section 1.2, as adjusted in Section 1.6, is to be allocated among the Seller Assets (the "ALLOCATION"), which Allocation shall be substantially identical to SCHEDULE
1.4. The Allocation shall be conclusive and binding upon Buyer and Seller for all purposes, and the parties agree that all tax returns and reports (including Internal Revenue Service ("IRS") Form 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise file a tax return position inconsistent with) the Allocation unless required by the IRS or state taxing authority. The Allocation shall be prepared in a manner consistent with Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the income tax regulations promulgated thereunder.

          1.5 CLOSING .

               (a) CLOSING. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304, at 10:00 a.m. on the date which is two business days following satisfaction or waiver of the last of the conditions to the Acquisition as set forth in Article VI hereof, or on such other time and/or date as to which the parties agree (the actual date on which the Closing occurs is referred to herein as the "CLOSING DATE").

               (b) DELIVERY. At the Closing:

                    (i) Seller shall deliver to Buyer, and Buyer shall deliver to Seller, an Instrument of Assignment and Assumption of Liabilities in substantially the form of EXHIBIT A hereto by which Seller shall assign the Seller Assets to Buyer and Buyer shall assume the Assumed Liabilities as of the Closing;

                    (ii) Seller shall deliver to Buyer all bills of sale, endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as Buyer may reasonably request to sell, convey, assign, transfer and deliver to Buyer good title to all the Seller Assets free and clear of any and all Liens, including, without limitation, a Bill of Sale and General Assignment of Seller Assets in substantially the form attached hereto as EXHIBIT B;

                    (iii) Seller shall deliver to Buyer a Trademark Assignment in substantially the form attached hereto as EXHIBIT C;

                    (iv) Seller shall deliver to Buyer a Copyright Assignment in substantially the form attached hereto as EXHIBIT D; and

                    (v) Seller and Buyer shall deliver or cause to be delivered to one another such other instruments and documents necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

               (c) TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to all Seller Assets, the officers and directors of Seller and ASA are fully authorized in the name of Seller or ASA or otherwise to take, and will take, all such lawful and necessary and/or desirable action.

          1.6 ADJUSTMENT TO CONSIDERATION. The Consideration shall be reduced by one dollar for every dollar that SmartTime's Net Worth is less than $0 as of the Option Date (the "ADJUSTMENT"). "Net Worth" means, as of the Option Date, the accounts receivable of SmartTime, less the allowance for doubtful accounts applicable to those accounts receivable, less the Balance Sheet Liabilities. Seller and Buyer shall agree upon the Adjustment amount prior to the Closing, and Seller shall provide Buyer a schedule specifying in detail its method for calculating the Net Worth and specifying the Net Worth (the "NET WORTH SCHEDULE").

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF SELLER AND ASA

          Seller and ASA represent and warrant to Buyer, as of the Option Date, as follows:

          2.1 ORGANIZATION OF SELLER. Seller is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has full corporate power and authority to carry on the Business as it is now being conducted and to own the Seller Assets. Seller is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the ownership of the Seller Assets or the conduct of the Business requires such qualification, except where the failure to so qualify or be licensed would not have a material adverse effect on the business or financial condition of the Business.

          2.2 DUE AUTHORIZATION. Seller and/or ASA, as the case may be, has the corporate power and authority to execute and deliver this Agreement, and each document, instrument or agreement contemplated hereby, including but not limited to the documents delivered at Closing, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Seller and/or ASA, as the case may be, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further corporate action is necessary in that regard.

          2.3 DUE EXECUTION AND ENFORCEABILITY. This Agreement, and each document, instrument or agreement executed pursuant to this Agreement by Seller and/or ASA, as the case may be, including but not limited to the Ancillary Agreements and any other documents delivered at Closing, have been duly executed and delivered by Seller or ASA, as the case may be, and assuming due authorization, execution and delivery by Buyer, if required, this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Seller or ASA, as the case may be, including but not limited to the Ancillary Agreements and any other documents delivered at Closing, constitute the legal, valid and binding obligations of Seller or ASA, as the case may be, enforceable against Seller or ASA, as the case may be, in accordance with their terms.

          2.4 NO CONFLICT. The execution and delivery of this Agreement, and each document, instrument or agreement executed pursuant to this Agreement, including but not limited to the Ancillary Agreements and any other documents delivered at Closing, and the performance of Seller's or ASA's obligations hereunder and thereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the certificate of incorporation or bylaws of ASA or the operating agreement of Seller or any material contract, agreement or commitment binding upon Seller or ASA or any contract, agreement or commitment binding upon any of the Seller Assets; and
(ii) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Seller or ASA or any of the Acquired Assets.

          2.5 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained, or will be required to be made or obtained, by Seller or ASA in connection with the execution, delivery and performance of this Agreement and each document, instrument and agreement executed pursuant to this Agreement.

          2.6 SELLER FINANCIAL STATEMENTS.

               (a) SCHEDULE 2.6 sets forth (i) ASA's audited balance sheet as of December 31, 1998 and unaudited balance sheet as of March 31, 1999 and the related audited statements of income, stockholder's equity and cash flows for the one-year period ending December 31, 1998 and unaudited statements of income, stockholder's equity and cash flows for the three-month period ending March 31, 1999 (the "ASA FINANCIALS"), and (ii) ASA's SmartTime division's unaudited balance sheets as of December 31, 1998 and March 31, 1999 and the related statements of income for the one-year period ending December 31, 1998 and the three-month period ending March 31, 1999 (the "SMARTTIME FINANCIALS"). The SmartTime Financials include results solely in connection with (i) the Seller Assets, (ii) and SmartTime's legacy products not being purchased pursuant to this Agreement (the "LEGACY PRODUCTS") and (iii) the products related to ASA's joint venture with Lavie Computers Ltd. not being purchased pursuant to this Agreement (the "LAVIE PRODUCTS"). The ASA Financials and the SmartTime Financials have been prepared in good faith in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated. The ASA Financials and the SmartTime Financials present fairly the operating results of the Business during the periods indicated therein. The results reported in ASA's divisional financial statements, including the SmartTime Financials, are consolidated to form the ASA Financials. All material results reported in the SmartTime Financials were included in the ASA Financials. The ASA Financials and SmartTime Financials include all sales of products and services by SmartTime to any other division of ASA and all expenses charged to SmartTime by any other division of ASA. For the year ending December 31, 1998, revenues recognized by SmartTime from the Seller Assets (excluding the Legacy Products) were $5.7 million and income before taxes from the Seller Assets (excluding the Legacy Products) was not less than $50,000. March 31, 1999 is referred to herein as the "BALANCE SHEET DATE." The Net Worth Schedule will present a true and accurate calculation of the Net Worth as of the Option Date.

               (b) All accounts receivable of SmartTime have arisen from bona fide transactions by SmartTime in the ordinary course of its business. All accounts receivable reflected in the SmartTime Financials are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected in the SmartTime Financials, and all accounts receivable to be reflected on the books and records of SmartTime as of the Option Date, taken as a whole, will be good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts, which allowances will be determined on a basis consistent with the basis used in determining the allowances for doubtful accounts reflected in the SmartTime Financials.

          2.7 OWNERSHIP AND TRANSFER OF ASSETS.

               (a) OWNERSHIP. Except as set forth in SCHEDULE 2.7(A) Seller owns all rights, title and interest in and to the Seller Assets (collectively, the "PROPRIETARY RIGHTS") free and clear of any Liens, and has the rights to sell, assign, transfer, license and deliver, as applicable, such Proprietary Rights as contemplated herein. Pursuant to the Assignment, Bill of Sale and Assumption Agreement, dated July 28, 1999, ASA has duly transferred all rights, title and interest in and to the Seller Assets to Seller, free and clear of any Liens.

               (b) NO INFRINGEMENT. Except as set forth in SCHEDULE 2.7(B) the Proprietary Rights do not infringe, and no one has asserted to Seller or ASA that such rights infringe, any proprietary rights owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against Seller or ASA with respect to any Proprietary Rights and none has been threatened against Seller or ASA. There are no facts or alleged facts which would reasonably serve as a basis for any claim that Seller does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the Business and services presently being used, furnished or sold in the conduct of the Business as it has been and is now being conducted.

               (c) EFFECTIVE TRANSFER OF NECESSARY RIGHTS. By means of this Agreement, together with the documents, instruments and agreements contemplated hereby, Seller will transfer to Buyer good and marketable title to all Seller Assets and the related Proprietary Rights. The Seller Assets and the Proprietary Rights sold to Buyer, and the Customer Intangibles licensed to Buyer, pursuant to this Agreement, the Customer Intangibles License and the documents, instruments and agreements contemplated hereby and thereby, will transfer all assets and intellectual property rights (a) used by ASA and/or Seller in conducting the Business and (b) required by Buyer to conduct the Business as previously conducted by Seller and ASA.

          2.8 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth on Schedules 2.10(a) and 2.10(b), there is no agreement, commitment, judgment, injunction, order or decree binding upon ASA, Seller, the Seller Assets or any employee of Seller or ASA, which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any use by Buyer of the Seller Assets following the Option Date in the manner generally used prior to the Option Date.

          2.9 CAPITAL EQUIPMENT AND HARD ASSETS. All tangible assets and equipment of Seller other than those listed on SCHEDULE 1.1(A) are in substantially good condition and repair, reasonable wear and tear excepted, and are adequate for the uses to which they are being put or would be put in the ordinary course of business consistent with industry standards and will be transferred to Buyer without any Liens.

          2.10 INTELLECTUAL PROPERTY.

               (a) Except as set forth in SCHEDULE 2.10(A), Seller owns all rights, title and interest in and to the Intellectual Property, and the conduct of the activities of the Business currently and in the past by Seller and ASA does not conflict with and has not conflicted with intellectual property rights of others. All Intellectual Property is owned exclusively by Seller free and clear of all Liens and no other person, including without limitation any present or former employee, officer or director of Seller, has any right whatsoever therein. Neither Seller nor ASA has violated or by conducting the activities of the Business in the ordinary course consistent with past practice would violate, and to Seller's and ASA's knowledge no present or former employee of Seller or ASA has violated, any intellectual property rights whatsoever of any other person or entity. Neither Seller nor ASA has any obligation to compensate any person or entity for the use of any Intellectual Property relating to the Seller Assets. Neither Seller nor ASA has granted to any person or entity any license, option or other rights to use in any manner any Intellectual Property whether requiring the payment of royalties or not.

               (b) Seller owns exclusively all right, title and interest in and to the Software. No person or entity other than Seller owns any right, title or interest in the Software including, without limitation, any right to manufacture, use, copy, distribute or sublicense any object code or source code thereof. The Intellectual Property is (i) not subject to any Liens, (ii) not subject to any pending or, to Seller's or ASA's knowledge, threatened challenge of infringement of the rights of others, nor to the knowledge of Seller or ASA is there any basis for a challenge of infringement of any such rights of others, and (iii) freely transferable and assignable to Buyer. To the knowledge of Seller and ASA, no third party is infringing or misappropriating any Intellectual Property.

          2.11 CONTRACTS. SCHEDULE 2.11 accurately lists all of the contracts to be assigned to Buyer in connection with the Acquisition (the "ASSIGNED CONTRACTS"). Each of the Assigned Contracts is a legal, binding and enforceable obligation by or against Seller, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Neither Seller nor ASA has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement required to be set forth in SCHEDULE 2.11. Each Assigned Contract is in full force and effect and is not subject to any default thereunder of which Seller or ASA has knowledge by any party obligated to Seller or ASA pursuant thereto. Seller and ASA have obtained all necessary consents, waivers and approvals of parties to any Assigned Contract necessary to effect the transactions contemplated hereby and pursuant to the Option Agreement and to assign all rights and benefits thereunder to Buyer as of the Option Date and as of the Closing Date.

          2.12 GOVERNMENTAL AUTHORIZATION. SCHEDULE 2.12 accurately lists each material consent, license, permit, grant or other authorization issued to Seller or ASA by each court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "GOVERNMENTAL ENTITY")
(i) pursuant to which Seller currently operates or holds any interest in any of the Seller Assets or (ii) which is required for the operation of the activities of the Business or the holding of any such interest (herein collectively called "SMARTTIME AUTHORIZATIONS"), which SmartTime Authorizations are in full force and effect and constitute all SmartTime Authorizations required to permit Seller to operate or conduct the activities of the Business or hold any interest in the Seller Assets. No Governmental Entity has at any time notified Seller or ASA of any challenge or question regarding the legal right of Seller or ASA to manufacture, offer or sell any of the products of the Business, including the Seller Assets, in the present manner or style thereof.

          2.13 COMPLIANCE WITH APPLICABLE LAWS. Seller and ASA have complied with all laws, regulations, rules and orders (including those relating to environmental matters) of each Governmental Entity applicable to them which relate to the Seller Assets. Neither Seller nor ASA has received any written notice of any asserted violation of any such laws, regulations, rules or orders. Neither Seller nor ASA has received any written notice that any investigation or review by any Governmental Entity with respect to the Business is pending or that any such investigation or review is contemplated, except where the outcome of such investigation or review would not have a material adverse effect on the business or financial condition of the Business.

          2.14 MATERIAL ADVERSE EFFECT. There is no fact, circumstance or condition of any kind or nature whatsoever known to Seller or ASA which reasonably would be expected to have a material adverse effect on SmartTime or the Seller Assets ("MATERIAL ADVERSE EFFECT").

          2.15 TAXES. To the extent a failure to do so would materially and adversely affect Buyer, the Seller Assets or Buyer's use of the Seller Assets,
(i) each of ASA and Seller has timely filed within the time the period for filing or any extension granted with respect thereto, all federal, state, local and foreign tax returns, reports and estimates ("RETURNS") which it is required to file, and (ii) paid any and all taxes ("TAXES") it is required to pay in connection with the taxable periods to which such Returns relate. There are (and immediately following the Closing there will be) no Liens or similar encumbrances on the Seller Assets relating or pertaining to taxes, except with respect to taxes not yet due and payable. Neither Seller nor ASA has any knowledge of any basis for the assertion of any material claims for Taxes which, if adversely determined, would result in a Lien or other encumbrance on the Seller Assets or otherwise materially and adversely affect Buyer or the Seller Assets.

          2.16 BROKERS' OR FINDERS' FEES. Except as disclosed in SCHEDULE 2.16, neither Seller nor ASA is a party to, or in any way obligated under, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement, the nonpayment of which could result in the placement of a lien or other encumbrance on the Acquired Assets, or a claim against Buyer or its affiliates.

          2.17 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Seller or ASA (as modified by the Disclosure Schedules), nor any statement made in any Exhibit or certificate furnished by Seller or ASA pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no fact, circumstance or condition of any kind or nature whatsoever known to Seller or ASA which reasonably would be expected to have a Material Adverse Effect that has not been set forth in this Agreement.

          2.18 MATERIAL ADVERSE CHANGE. Between the Balance Sheet Date and the date hereof, to Seller's and ASA's knowledge, there has not been any change in or effect (or any development that is reasonably likely to result in any change or effect) that has resulted in or could reasonably be expected to result in a Material Adverse Effect.

          2.19 LITIGATION. There is no suit, action or proceeding pending in connection with SmartTime or the Seller Assets, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against SmartTime or the Seller Assets that would have, individually or in the aggregate, a Material Adverse Effect. Seller has not received any written communication threatening litigation with respect to SmartTime.

          2.20 YEAR 2000 PREPAREDNESS. With respect to the computing platforms on which it is designed to run and on which it is being offered, including the Microsoft NT Operating system, the Oracle database and the Intel Pentium class, the Software is fully Year 2000 compliant in that it (i) has been designed to ensure date and time entry recognition and calculations, and date data interface values that reflect the century (except for interfaces that are created by a party other than the ASA and/or Seller), (ii) accurately manages and manipulates data involving dates and times (in conformity with the operating principles of the products), including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (iii) accurately processes any date rollover, and (iv) accepts and responds to two-digit year date input in a manner that resolves any ambiguities as to the century (except for the integrity of data which is the sole responsibility other than ASA and/or Seller).

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller and ASA as follows:

          3.1 ORGANIZATION, STANDING AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

          3.2 AUTHORITY; DUE EXECUTION; ENFORCEABILITY. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, and each document, instrument or agreement contemplated hereby, including, but not limited to the documents to be delivered at Closing, and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, and each document, instrument or agreement executed pursuant to this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has and each document, instrument or agreement executed pursuant to this Agreement by Buyer, including but not limited to the documents delivered at Closing, have been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

          3.3 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Buyer, nor the consummation or performance of any of the transactions contemplated hereby by Buyer, will contravene, conflict with or result in a material violation of, or give any Governmental Entity or other person the right to challenge any of such transactions or to exercise any remedy or obtain any relief under, any federal, state, local, municipal, foreign or other law, statute, ordinance, code, decree, rule, regulation or ruling issued, enacted, adopted, implemented or otherwise put into effect by or under the authority of any Governmental Entity to which Buyer is subject. Buyer is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any Governmental Entity in connection with the execution and delivery of any of this Agreement by Buyer or the consummation or performance of any of the transactions contemplated hereby by Buyer.

          3.4 NO CONFLICT. The execution and delivery of this Agreement, and each document, instrument or agreement executed pursuant to this Agreement, including but not limited to the documents delivered at Closing, and the performance of Buyer's obligations hereunder and thereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the certificate of incorporation or bylaws of Buyer or any contract, agreement or commitment binding upon Buyer, or (ii) will not conflict with or violate any applicable law, rule, regulation, order or decree of any government, governmental instrumentality or court having jurisdiction over Buyer.

          3.5 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Buyer, nor any statement made in any Exhibit or certificate furnished by Buyer pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                        CONDUCT PRIOR TO THE CLOSING DATE

          4.1 NO SOLICITATION. Until the earlier of (i) the Closing, and (ii) the termination of this Agreement, neither Seller, ASA nor any of their respective officers, directors, agents, representatives and affiliates, will directly or indirectly take any of the following actions with any party other than Buyer and its designees:

               (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or any portion of the Business or the Seller Assets,

               (b) except as required by law (in the opinion of outside counsel), including fiduciary duties required by law, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning Seller's business and properties or afford to any person or entity access to its properties, books or records, or

               (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Seller Assets, other than selling products of Seller in the ordinary course of business.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

          5.1 ACCESS TO INFORMATION. Seller shall afford Buyer and its accountants, counsel and other representatives, full access during the period prior to the Closing Date to (a) all of Seller's properties, books, contracts, commitments and records, (b) the employees, customers and suppliers of Seller and (c) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Seller as Buyer may reasonably request. Seller agrees to maintain and retain any and all information regarding its business operations on or prior to the Closing Date necessary for Buyer to calculate the availability to it of tax credits for research activities under Section 41 of the Code. Seller agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

          5.2 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 5.1, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law or this Agreement, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

          5.3 EXPENSES. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided that ASA shall reimburse Buyer for all reasonable legal fees and expenses of Buyer related to this transaction from July 1, 1999 forward up to a maximum amount of $25,000.

          5.4 PUBLIC DISCLOSURE. Unless otherwise required by law or this Agreement, prior to the Closing Date, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by Seller or Buyer unless approved by the other party.

          5.5 CONSENTS. Seller shall obtain any consents as may be required by the Assigned Contracts in connection with the Acquisition so as to transfer to Buyer all rights of Seller thereunder as of the Option Date and the Closing Date.

          5.6 REASONABLE COMMERCIAL EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable commercial efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations: to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

          5.7 NOTIFICATION OF CERTAIN MATTERS. Seller and ASA shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Seller or ASA or Buyer, respectively, contained in this Agreement to be untrue or inaccurate as of the Option Date, and (ii) any failure of Seller or ASA or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

          5.8 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          5.9 TAX RETURNS. Seller and ASA shall be responsible for and pay when due (i) all of Seller's Taxes attributable to or levied or imposed upon the Seller Assets relating or pertaining to the period (or that portion of any period) ending on or prior to the Option Date and (ii) all Taxes attributable to, levied or imposed upon, or incurred in connection with the Seller's business operations ending on or prior to the Option Date. Seller and ASA shall continue to timely file within the time period for filing, or any extension granted with respect thereto, all Returns required to be filed in connection with the Seller Assets and any portion of any such Returns connected therewith shall be true and correct and completed in accordance with applicable laws.

          5.10 STATE TAX CERTIFICATES. Within ten (10) business days of the date of this Agreement, Seller shall file or cause to be filed in all Tax jurisdictions in which Seller operates properly completed applications or other appropriate forms of request with the appropriate governmental agencies required to obtain certificates of release or other appropriate forms of release or proof of payment with respect to Seller's Taxes, if any, for which Buyer may be liable under any state or local law as a "successor-in-interest" or otherwise (the "TAX CERTIFICATES").

          5.11 BULK SALES. Seller hereby agrees to comply with any bulk transfer law which may be applicable to the transactions contemplated by this Agreement.

          5.12 PAYMENT OF TAXES. As of the Closing, Seller shall have (i) paid all Taxes it is required to pay as of such time and (ii) withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld as of such time.

          5.13 NON-COMPETITION AGREEMENT.

               (a) RESTRICTED ACTIVITY. Seller and ASA agree that, during the two (2) year period following the Option Date and ending on the second anniversary of the Option Date (the "NON- COMPETE PERIOD"), the Seller and ASA will not, without Buyer's prior written consent, directly or indirectly, own, manage, operate, join, control, advise or participate in, as a shareholder (other than as a shareholder with less than 1% of the outstanding common stock of a publicly traded corporation), director (other than as an outside director of a public company), officer, manager, executive, partner, consultant or technical or business advisor (or any foreign equivalents of the foregoing) any company that is engaged in the Business anywhere within the Restricted Area (as defined below) or any company or entity controlling, controlled by or under common control with any company engaged in such Business (any of the foregoing, a "RESTRICTED COMPANY").

               (b) ASSOCIATION WITH RESTRICTED COMPANY. In the event that the Seller or ASA intends to associate with any Restricted Company during the Non-compete Period, such party must provide information in writing to Buyer relating to the business engaged in or proposed to be engaged in by such Restricted Company. All such current associations are set out in Schedule 5.13(b) hereto. In the event that Buyer authorizes the Seller or ASA to engage in such activity in writing, any activity by the Seller or ASA described in the written information furnished to Buyer and so authorized shall be conclusively deemed not to be a violation of Section 5.13(a) hereof.

               (c) SPECIFIC ENFORCEMENT. The Seller and ASA acknowledge that Buyer will be irreparably injured if the provisions of this Section 5.13 are not specifically enforced. If the Seller or ASA commits, or in the reasonable belief of Buyer threatens to commit, a breach of any of the provisions of this Section 5.13, Buyer shall have the right and remedy, in addition to any other right or remedy that may be available at law or in equity, to have the provisions of this
Section 5.13 specifically enforced by any court having equity jurisdiction together with an accounting for any benefit or gain by the Seller or ASA in connection with any such breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Buyer and its affiliates and that money damages will not provide an adequate remedy therefor. Such injunction shall be available without the posting of any bond or other security, and the Seller and ASA hereby consent to the issuance of such injunction.

               (d) RESTRICTED AREA. The parties acknowledge that although the current market for Seller's products is world-wide and although products from all nations compete with products from all other nations in that market, Seller currently predominantly competes in markets in the United States and Europe. Accordingly, the parties agree that the term "Restricted Area" shall be the United States and Europe.

               (e) SEVERABILITY. The parties intend that the covenants contained in this Section 5.13 shall be construed as a series of separate covenants, one for each county of California, each state of the United States, and each nation that is included in the Restricted Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs in this Section 5.13. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) included or deemed included in any of the preceding paragraphs in this Section 5.13, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that any of the provisions of this Section
5.12 should ever be deemed to exceed the time or geographic limitations, or the scope of the covenants contained therein, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable law.

          5.14 NON-SOLICITATION AGREEMENT. For two (2) years after the date hereof, the Seller shall not solicit, encourage, or take any other action which is intended to induce any existing employee of Buyer or any of its subsidiaries or affiliates known to Seller or any of the employees listed on SCHEDULE 5.13 hereto to terminate employment with Buyer provided, however that this provision shall not limit Seller's general advertising for employees or hirings that result therefrom.

          5.15 GOVERNMENTAL APPROVALS. Seller shall have obtained as of the date hereof all consents, waivers and approvals required from any governmental entity necessary to effect the Acquisition, and, as of the Closing Date, Seller shall have timely obtained any and all consents, waivers and approvals required from any governmental entity necessary to effect the Acquisition. In the event that any of such consents, waivers and approvals shall not be obtainable, at Buyer's election, Seller shall extend the duration of any Ancillary Agreements and shall take any other action necessary to effect in full the substance of this transaction.

          5.16 LIENS. ASA and Seller shall have removed as of the Closing Date the security interest as set forth in that certain Security Agreement between ASA and CoreStates Bank, N.A. (now known as "First Union"), dated November 3, 1994, such that it no longer encumbers the Seller Assets in any manner, and ASA and Seller shall not subject the Seller Assets to any Liens.

                                   ARTICLE VI

                          CONDITIONS TO THE ACQUISITION

          6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE ACQUISITION. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

               (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

               (b) EXERCISE OF OPTION. Buyer shall have given written notice to Seller of Buyer's exercise of the Option in accordance with the provisions of the Option Agreement.

          6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by
Seller:

               (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Buyer in this Agreement were true and correct on and as of the Option Date and Buyer shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

               (b) CERTIFICATE OF BUYER. Seller shall have been provided with a certificate duly executed on behalf of Buyer to the effect that, as of the Closing Date:

                    (i) all representations and warranties made by Buyer in this Agreement were true and complete as of the Option Date; and

                    (ii) all covenants, obligations and conditions of this Agreement to be performed by Buyer on or before the Closing Date have been so performed.

          6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

               (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller in this Agreement were true and correct on and as of the Option Date and Seller shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

               (b) CERTIFICATE OF SELLER. Buyer shall have been provided with a certificate executed on behalf of Seller by its Member to the effect that, as of the Closing Date:

                    (i) all representations and warranties made by Seller in this Agreement were true and complete as of the Option Date; and

                    (ii) all covenants, obligations and conditions of this Agreement to be performed by Seller on or before such date have been so performed.

               (c) CLAIMS. There shall not have occurred any claims (whether or not asserted in litigation) arising out of the conduct of the Business prior to the Option Date which may materially and adversely affect the consummation of the transactions contemplated hereby or the Business, the Seller Assets or financial condition of Seller or Buyer.

               (d) THIRD PARTY CONSENTS. Seller shall have obtained and provided Buyer any and all consents, waivers, and approvals required from third parties relating to the Assigned Contracts so as to assign all rights of Seller thereunder to Buyer as of the Option Date and the Closing Date.

               (e) GOVERNMENTAL APPROVALS. Any and all consents, waivers and approvals required from any governmental entity reasonably deemed necessary by Buyer to effect the Acquisition shall have been timely obtained.

               (f) NO INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Seller Assets, or limiting or restricting Buyer's conduct or operation of the Business (or its own business) as a result of the Acquisition) following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

               (g) TAX CERTIFICATES. Seller shall have delivered to Buyer the Tax Certificates, if any, which it has received as of Closing.

               (h) THIRD PARTY RIGHTS. No third party shall have any right of any nature whatsoever (including, without limitation, any right to receive royalty payments) in respect of any of the Seller Assets, except as stated in
SCHEDULE 6.3(H), which rights arose out of the conduct of the Business prior to the Option Date.

                                   ARTICLE VII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY

          7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Seller's and ASA's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Acquisition and continue until eighteen (18) months following the Option Date (the "EXPIRATION DATE"); PROVIDED, HOWEVER, that the representations and warranties set forth in Section
2.15 shall survive until the expiration of the applicable statute of limitations with respect thereto. All of Buyer's representations and warranties contained in or in any instrument delivered pursuant to this Agreement shall survive the Acquisition and continue until the Expiration Date.

          7.2 SELLER AND ASA INDEMNITY.

               (a) SELLER AND ASA INDEMNITY. Seller and ASA agree to indemnify and hold Buyer and its officers, directors and affiliates (the "INDEMNIFIED PARTIES") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation, (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Buyer, its officers, directors, or affiliates directly or indirectly which exceed in the aggregate $100,000 as a result of (i) any inaccuracy or breach of a representation or warranty of Seller or ASA contained in this Agreement, or (ii) any failure by Seller or ASA to perform or comply with any covenant contained in this Agreement. Notwithstanding anything else herein, the maximum amount for which Seller shall indemnify Buyer pursuant to this Section 7.2 shall be Seven Million Five Hundred Thousand Dollars ($7,500,000). In the event Seller has collected fees for services that must be performed by Buyer, the Losses shall equal Buyer's costs for direct labor, fringe benefits and occupancy of its employees performing such services.

               (b) RIGHTS TO PAYMENT AND SET OFF. Buyer may not receive any payment from Seller or ASA unless and until Officer's Certificates (as defined in paragraph (c) below) identifying Losses in the aggregate exceeding $100,000 (the "BASKET AMOUNT") have been delivered to the Seller as provided in paragraph
(c) below, in which case Buyer shall be entitled to recover only those Losses exceeding the Basket Amount. As partial security for the indemnity provided in this Agreement, Buyer shall have the right to set off amounts owed to Seller pursuant to SECTION 7.2(D) in connection with the Purchase Price and Second Option Fee, up to $500,000. In connection with any amounts set off, Buyer shall provide Seller notice of any claims pursuant to SECTION 7.2(C) below and shall resolve any such claims pursuant to SECTION 7.2(D) below.

               (c) CLAIMS NOTICES. Subject to the proviso below, thirty (30) days after receipt by Seller or ASA at any time on or before the Expiration Date of a certificate signed by any officer of Buyer (an "OFFICER'S CERTIFICATE"):
(A) stating that Buyer has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses with respect to an Indemnity Matter (as defined below), and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, and (C) a request that the Seller or ASA deliver to Buyer the relevant dollar amount, Seller or ASA, as the case may be, shall deliver to Buyer, as promptly as practicable, the dollar amount with a value equal to such Losses; PROVIDED, HOWEVER, that no such payment or delivery shall be made if Seller or ASA shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to Buyer prior to the expiration of such thirty (30) day period, whereby the conflict will be resolved as provided below in SECTION 7.2(D). For purposes of this Agreement, "INDEMNITY MATTER" shall mean any matter for which any Indemnified Party is entitled to indemnification pursuant to SECTION 7.2(A).

               (d) RESOLUTION OF CONFLICTS; ARBITRATION.

                    (i) In case Seller or ASA shall object in writing as discussed in SECTION 7.2(C) above to any claim or claims made in any Officer's Certificate, Seller or ASA and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller or ASA and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to each party. Promptly following such agreement, Seller or ASA, as the case may be, shall pay dollar amounts in accordance with the terms thereof.

                    (ii) If no such agreement can be reached within thirty (30) days of Buyer's receipt of Seller's or ASA's objection, then such dispute shall be submitted for arbitration unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Buyer and Seller or ASA. In the event that within thirty (30) days after submission of any dispute to arbitration, Buyer and Seller or ASA cannot mutually agree on one arbitrator, Buyer and Seller or ASA shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                    (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Wilmington, Delaware, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

          7.3 BUYER INDEMNITY. Buyer shall indemnify and hold Seller, ASA and their respective officers, directors and affiliates (the "SELLER PARTIES") harmless against all Losses incurred by them directly or indirectly which exceed in the aggregate $100,000 as a result of (i) any inaccuracy or breach of a representation or warranty or Buyer contained in this Agreement, or (ii) any failure by Buyer to perform or comply with any covenant contained in this Agreement. The Seller Parties shall not receive any payment from Buyer unless and until the Losses in the aggregate exceed $100,000, in which case the Seller Parties shall recover only Losses exceeding $100,000.

          7.4 THIRD PARTY CLAIMS. In the event that a party seeking indemnity pursuant to this Agreement ("INDEMNITEE") shall become aware of a third-party claim with respect to any matter as to which the other party ("INDEMNITOR") has agreed to indemnify Indemnitee under the provisions of this Agreement (a "THIRD PARTY CLAIM"), Indemnitee shall give notice thereof in writing to Indemnitor together, in each instance, with a statement of such information respecting such Third Party Claim as Indemnitee shall then have. Upon notice by Indemnitor of its request to contest a Third Party Claim delivered to Indemnitee within twenty
(20) calendar days from the date of receipt by Indemnitor of notice of the Third Party Claim, Indemnitor may assume the right to contest and defend by all appropriate legal or other proceedings the Third Party Claim with respect to which it has been called upon to indemnify Indemnitee under the provisions of this Agreement. If Indemnitor assumes such defense, Indemnitee shall have the right to participate in, but not control, the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Indemnitor. If Indemnitor shall have assumed the defense of any claim, Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such claim without Indemnitor's prior written consent. In no event may Indemnitee settle any such claim without the written consent and agreement of Indemnitor, which consent and agreement shall not be unreasonably withheld.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing Date:

               (a) by mutual consent of Seller and Buyer;

               (b) by Buyer or Seller if: (i) the Closing has not occurred by August 31, 2000; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

               (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Buyer's ownership or operation of all or a portion of the Business or the Seller Assets, or (ii) compel Buyer to dispose of or hold separate all or a portion of the Business or the Seller Assets or other businesses or Seller Assets of Buyer as a result of the Acquisition;

               (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within ten (10) business days after written notice to Seller (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

               (e) by Seller if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within ten (10) business days after written notice to Buyer (provided that, no cure period shall be required for a breach which by its nature cannot be cured).

          8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.2, 5.3, 5.4 and Article X of this Agreement, and the provisions of the Ancillary Agreements, subject to their terms, shall remain in full force and effect and survive any termination of this Agreement.

          8.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

          8.4 EXTENSION; WAIVER. At any time prior to the Closing Date, Buyer on the one hand, and Seller, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party or parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party or parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties.

                                   ARTICLE IX

                         CERTAIN POST-CLOSING COVENANTS

          9.1 TAX CERTIFICATES. Seller and ASA shall file or cause to be filed properly completed Tax Certificates in a timely manner in all Tax jurisdictions in which Seller operates except those jurisdictions in which (i) a Tax Certificate is not required in order that Buyer avoid liability with respect to Seller's taxes as a "successor in interest" or otherwise, or (ii) Seller filed a Tax Certificate and delivered same to Buyer prior to Closing.

          9.2 PAYMENT OF TAXES. Seller shall pay all Taxes incurred but not paid prior to Closing in a timely manner and in accordance with applicable legal requirements.

                                    ARTICLE X

                               GENERAL PROVISIONS

          10.1 ATTORNEYS' FEES. Subject to the provisions of Section 7.2, if any party to this Agreement brings an action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and expenses, including attorneys' fees and costs incurred in connection with such action, including the appeal of such action.

          10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)              if to Buyer, to:

                           InterPro Expense Systems, Inc.
                           4125 Hopyard Road
                           Pleasanton, California
                           Attention:  Edward Comfoltey
                           Telecopy No.:  (925) 730-7642

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California  94304
                           Attention:  Brian C. Erb, Esq.
                                       John Whittle, Esq.
                           Telecopy No.:  (650) 493-6811

          (b)              if to Seller, to:

                           ASA International, Ltd.
                           10 Speen Street
                           Framingham, MA
                           Attention:  Alfred C. Angelone
                           Telecopy No.:  (508) 626-0644

                           with a copy to:

                           Stroock & Stroock & Lavan LLP
                           100 Federal Street
                           Boston, MA 02110
                           Attention:  Paul D. Broude, Esquire
                           Telecopy No.:  (617) 330-5111

          10.3 INTERPRETATION. When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          10.5 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto, together with the Ancillary Agreements: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder, unless expressly provided otherwise; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

          10.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          10.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          10.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          10.10. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, in the Ancillary Agreements or in the related Promissory Note and Revolving Promissory Note of even date herewith, Buyer may assign, without the consent of Seller or ASA, its rights and obligations under this Agreement, any of the Ancillary Agreements and the related Promissory Note and Revolving Promissory Note to any party acquiring all or substantially all of Buyer's assets or a majority of Buyer's capital stock, provided that the acquiring party agrees to be bound by the terms of the agreements so assigned. Otherwise, no party to this Agreement, the Ancillary Agreements, the Promissory Note or the Revolving Promissory Note of even date herewith may assign any of its rights or obligations hereunder or thereunder without the prior written consent of the other parties hereto or thereto.

          IN WITNESS WHEREOF, InterPro Expense Systems, Inc., SmartTime LLC and ASA International, Ltd. have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                         INTERPRO EXPENSE SYSTEMS, INC.


                                         By: /S/ ED COMFOLTEY
                                            ------------------------
                                         Name: E. M. COMFOLTEY
                                              ----------------------
                                         Title: CEO
                                               ---------------------



                                         ASA INTERNATIONAL, LTD.


                                         By: /S/ ALFRED C. ANGELONE
                                            -------------------------
                                         Name: ALFRED C. ANGELONE
                                              -----------------------
                                         Title: CEO
                                               ----------------------


                                         SMARTTIME LLC


                                         By: /S/ ALFRED C. ANGELONE
                                            -------------------------
                                         Name: ALFRED C. ANGELONE
                                              -----------------------
                                         Title: PRESIDENT
                                               ----------------------

                                                                     EXHIBIT A
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


          This ASSIGNMENT AND ASSUMPTION AGREEMENT is made, executed and delivered as of the ___ day of ________, 2000 by and between SmartTime LLC, a Delaware limited liability company (the "SELLER"), and InterPro Expense Systems, Inc., a Delaware corporation (the "BUYER").

                               W I T N E S S E T H

          WHEREAS, by Bill of Sale being executed and delivered by the Seller to the Buyer simultaneously herewith pursuant to an Asset Purchase Agreement between the Seller, Buyer and ASA International Ltd. dated ________, 1999 (the "AGREEMENT"), the Seller is selling, conveying, assigning, transferring and delivering to the Buyer all of the Seller Assets (capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement), for the consideration, in the amount and upon the terms and subject to the conditions contained in the Agreement; and

          WHEREAS, in partial consideration therefor, the Agreement requires that the Buyer undertake to assume and to agree to perform, pay or discharge the Assumed Liabilities.

          NOW, THEREFORE,

          1. The Seller hereby sells, conveys, assigns, transfers and delivers the Seller Assets and in partial consideration of such sale, conveyance, assignment, transfer and delivery, the Buyer hereby undertakes, assumes and agrees to perform, to the extent not heretofore performed, the Assumed Liabilities, as described in Section 1.1(b) of the Agreement.

          2. The assumption by the Buyer of an obligation of the Seller shall not be construed to defeat, impair or limit, in any way, any rights, or remedies of the Buyer to contest or dispute versus the obligee in good faith the validity or amount thereof.

          3. Other than as specifically set forth above, the Buyer assumes no liability of the Seller of any kind, character or description, including without limitation, liabilities based on tort, contract or other claims.

          4. Buyer agrees to indemnify and hold Seller, and its directors, officers, and stockholders, harmless against and in respect of any loss, cost, expense (including expenses of investigation), claim, liability, deficiency, judgment or damage, including reasonable legal and accounting fees and expenses incurred by Seller, its officers, directors, or stockholders, by reason of Buyer's failure to satisfy or discharge in a timely manner any of the Assumed Liabilities. This provision does not affect Buyer's rights and remedies, including without limitation Buyer's indemnification rights pursuant to the Agreement.

          5. This Agreement shall be enforceable against and inure to the benefit of the successors and assigns of the Buyer and shall be enforceable against and inure to the benefit of the successors and assigns of the Seller.

          6. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law rules.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Buyer and the Seller as of the date first above written.

                                  SMARTTIME LLC


                                  By:
                                       -----------------------------------

                                  Name:
                                       -----------------------------------

                                  Title:
                                        ----------------------------------

Attest:

By:
       ---------------------------------
Name:
       ---------------------------------
Title:
       ---------------------------------


                                  INTERPRO EXPENSE SYSTEMS, INC.


                                  By:
                                      ----------------------------------

                                  Name:
                                       ---------------------------------

                                  Title:
                                        --------------------------------

Attest:

By:
    ------------------------------------

Name:
     -----------------------------------

Title:
      ----------------------------------

                                                                 EXHIBIT B

                  BILL OF SALE AND GENERAL ASSIGNMENT OF ASSETS


          KNOW ALL MEN AND WOMEN BY THESE PRESENTS THAT:

          SmartTime LLC, a Delaware limited liability company ("SELLER"), pursuant to that certain Asset Purchase Agreement dated as of ________, 1999 (the "AGREEMENT"), by and between the Seller, ASA International Ltd. and InterPro Expense Systems, Inc., a Delaware corporation ("BUYER"), for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, convey, transfer, assign, set over and deliver to Buyer, its successors and assigns, all of Seller's right, title and interest in and to all of the Seller Assets (capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement).

          TO HAVE AND TO HOLD all of the properties, assets and rights granted and transferred hereby, with the appurtenances thereof, unto Buyer, its successors and assigns forever, for their own use and benefit.

          For the consideration aforesaid, Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney or attorneys of Seller, with full power of substitution, for Seller and in its name and stead, or otherwise, but on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive from time to time, any and all properties hereby given, granted, bargained, sold, assigned, transferred, conveyed, set over, confirmed and delivered and give receipts and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute in the name of Seller or otherwise, but for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors or assigns, may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the properties hereby given, granted, bargained, sold, assigned, transferred, set over, conformed, delivered or conveyed, and to defend or compromise any or all actions, suits or proceedings in respect of any said properties and do all such acts and things in relation thereto as Buyer, its successors and assigns, shall deem advisable, Seller hereby declaring that the appointment made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by Seller in any manner and for any reason.

          Seller for itself and its successors and assigns, does hereby covenant with Buyer, its successors and assigns, that Seller and its successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, bills of sale, transfers, assignments and conveyances, powers of attorney, conveying and confirming unto Buyer, its successors and assigns, all and singular, the properties hereby granted, sold, assigned, transferred, conveyed and delivered as Buyer, its successors or assigns, shall reasonably require, provided, however, that the Buyer, its successors and assigns shall prepare all necessary documentation in conformity with the terms and conditions of the Agreement.

          This Bill of Sale and General Assignment of Assets may be executed in one or more counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, SmartTime LLC and InterPro Expense Systems, Inc. have each caused this instrument to be signed in its name by its duly authorized officer to be effective as of the ___ day of ________.

                                  SMARTTIME LLC


                                  By:
                                     ---------------------------

                                  Name:
                                       -------------------------

                                   Title:
                                         -----------------------


                                   INTERPRO EXPENSE SYSTEMS, INC.


                                    By:
                                       --------------------------

                                    Name:
                                          -----------------------

                                    Title:
                                          -----------------------

State of _____________                )
                                      ) ss.
County of _____________               )

          On this ______________________, before me the undersigned, a Notary Public in and for the County and State aforesaid for the State of _____________, personally appeared _________________, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          On this ______________________, before me the undersigned, a Notary Public for the State of ____________, personally appeared ____________________, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS, my hand and official seal.



------------------------------------------
Signature

                                                                  EXHIBIT C

                            ASSIGNMENT OF TRADEMARKS


          WHEREAS, SmartTime LLC, a Delaware limited liability company, having its principal place of business at 10 Speen Street, Framingham, Massachusetts ("ASSIGNOR"), is the owner of the trademarks/service marks as listed on SCHEDULE A attached hereto; and

          WHEREAS, InterPro Expense Systems, Inc., a Delaware corporation, having its principal place of business at 4125 Hopyard Road, Pleasanton, California ("ASSIGNEE"), is desirous of acquiring said trademarks/service marks together with the good will of the business with which said trademark/service marks are used and which are symbolized by said marks and any and all registrations and applications for registration of said marks;

          NOW, THEREFORE, be it known that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor has, subject to the penultimate paragraph hereof, assigned and by these presents, does hereby sell, transfer, convey and assign unto Assignee the entire right, title, and interest of Assignor in and to said marks, all registrations and all applications for registration of said marks, including without limitation the right to recover for past infringement of said marks, and the good will of the Assignor's SmartTime business in connection with which said marks are used and which are symbolized by said marks.

          Assignor hereby covenants and represents that the execution, delivery and performance of this Trademark Assignment by Assignor has been duly and validly authorized by all necessary corporate action and this Trademark Assignment has been duly and validly executed and delivered by Assignor and constitutes a valid and legally binding agreement of Assignor, enforceable against Assignor in accordance with its terms. The execution, delivery and performance of this Trademark Assignment does not conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, injunction, decree, rule or regulation, or ruling of any court or governmental instrumentality, or the articles of incorporation, bylaws or resolutions of the Board of Directors of Assignor, or conflict with, constitute grounds for termination of or result in a breach of or constitute a default under any agreement, instrument, license or permit to which Assignor is or will be subject.

          Assignor hereby further covenants and agrees that Assignor will communicate to Assignee, its successors, legal representatives and assignees, any facts known to Assignor respecting said marks, and at Assignee's sole expense testify in any legal proceeding, sign all lawful papers, execute all applications for registration, make all rightful oaths, and generally do everything possible to aid the said Assignee, its successors, legal representatives and assigns, to obtain and enforce proper protection for said marks in all countries.

          Assignor and Assignee agree that, notwithstanding any other provision of this Trademark Assignment, this Trademark Assignment shall be effective on and after ____________.

          IN WITNESS WHEREOF, this Assignment of Trademarks is executed at ____________, ______________, this ___ day of ________.


                               SMARTTIME LLC


                               By:
                                  -----------------------------

                               Name:
                                    ---------------------------

                               Title:
                                     --------------------------

ATTEST:

By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------

                                  CERTIFICATION

STATE OF _______________                        )
                                                ) ss.
COUNTY OF _________________                     )

          On this ____ day of __________ 1999, before me, the undersigned, a Notary Public for the State of _______________, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing instrument as _________________ ___________ of the corporation named therein, and acknowledged to me that he executed the same as his voluntary act on behalf of such corporation with authority to do so for the purposes therein set forth.



                                  ---------------------------------------
                                  Notary Public



My Commission expires:  ___________________

                     SCHEDULE A TO ASSIGNMENT OF TRADEMARKS

                                                                   EXHIBIT D

                            ASSIGNMENT OF COPYRIGHTS


          WHEREAS, SmartTime LLC, a Delaware limited liability company, having its principal place of business at 10 Speen Street, Framingham, Massachusetts ("ASSIGNOR"), and InterPro Expense Systems, Inc., a Delaware corporation having its principal place of business at 4125 Hopyard Road, Pleasanton, California ("ASSIGNEE"), are parties to that certain Asset Purchase Agreement dated as of ________, 1999 (the "AGREEMENT"); and

          WHEREAS, Assignor owns all right, title and interest in original works (whether regarded as literary works or computer programs under applicable law) relating to products designed and manufactured by Assignor, in its business unit conducted under the name SmartTime (capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement), including, but not limited to, those listed on SCHEDULE A attached hereto (collectively, the "WORK"); and

          WHEREAS, Assignee desires to obtain the entire right, title, and interest in, to and under the Work including the copyright(s) thereof;

          NOW, THEREFORE, for good and valuable consideration paid by the Assignee to the Assignor simultaneously herewith, receipt of which is hereby acknowledged by the Assignor, and for other good and valuable consideration, the said Assignor, subject to the penultimate paragraph hereof;

          Assignor hereby assigns, transfers and sets over unto the Assignee the entire right, title, and interest in and to the Work, the entire right, title and interest in and to any and all statutory or common law copyrights or copyright registrations covering the Work, including: any and all renewals and extensions of those copyrights that may be secured under the laws now or hereafter in force in the United States and throughout the world; any and all causes of action heretofore accrued in the Assignor's favor for infringement of the aforesaid copyright(s); and any and all rights, including but not limited to, the rights to reproduce the Work in copies or other embodiment; to prepare derivative works based upon the Work; to distribute copies or other embodiments of the Work to the public by sale or other transfer of ownership, or by rental, lease or lending; to perform the Work publicly; and to display the Work publicly;

          To have and to hold the same unto the Assignee, its successors, legal representatives and assigns, for and during the existence of all copyright(s) and any and all renewals and extensions thereof absolutely and forever; and Assignor hereby authorizes and requests the Register of Copyrights of the United States, and any official of any country or countries foreign to the United States, and any official of any country or countries foreign to the United States, whose duty it is to issue copyright registrations or similar indicia of copyright, to issue such copyright, registrations for said Work to Assignee, its successors, legal representatives and assigns.

          Assignor hereby covenants and represents that the execution, delivery and performance of this Copyright Assignment by Assignor has been duly and validly authorized by all necessary corporate action and this Copyright Assignment has been duly and validly executed and delivered by Assignor and constitutes a valid and legally binding agreement of Assignor, enforceable against Assignor in accordance with its terms. The execution, delivery and performance of this Copyright Assignment does not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, injunction, decree, rule or regulation, or ruling of any court or governmental instrumentality, or the articles of incorporation, bylaws or resolutions of the Board of Directors of Assignor, or conflict with, constitute grounds for termination of or result in a breach of or constitute a default under any agreement, instrument, license or permit to which Assignor is or will be subject.

          Assignor hereby covenants and agrees that Assignor shall forthwith upon Assignee's written request and at Assignee's sole expense take any and all steps and execute, acknowledge, and deliver to the Assignee any and all further instruments and assurances necessary or expedient in order to vest the aforesaid Work and copyright(s) and causes of action more effectively in the Assignee.

          Assignor hereby further covenants and agrees that Assignor will communicate to the Assignee, its successors, legal representatives and assigns, any facts known to Assignor respecting said Work and said copyright(s), and at Assignee's sole expense testify in any legal proceedings, sign all lawful papers, execute all copyright applications and copyright renewal applications, make all rightful oaths, and generally do everything possible to aid the said Assignee, its successors, legal representatives and assigns, to obtain and enforce proper copyright protection for said Work in all countries.

          Assignor hereby constitutes and appoints the Assignee its true and lawful attorney-in-fact with full power of substitution, in Assignor's name and stead, but for the Assignee's benefit, to take any and all steps (including proceeding at law, in equity or otherwise), and to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest the aforesaid Work and copyright(s) and causes of action more effectively in the Assignee, or to protect the same, or to enforce any claim or right of any kind with respect thereto. The Assignor hereby declares that the foregoing power is coupled with an interest and is irrevocable.

          Assignor and assignee agree that, notwithstanding any other provision of this Copyright Assignment, this Copyright Assignment shall be effective on and after ____________.

          IN WITNESS WHEREOF, this Assignment of Copyrights is executed at ____________, _____________, this ___ day of ________.


                              SMARTTIME LLC

                              By:
                                 ------------------------

                              Name:
                                   ----------------------

                              Title:
                                    ---------------------
ATTEST:

By:
    ------------------------
Name:
     -----------------------
Title:
      ----------------------

                                  CERTIFICATION

STATE OF _______________                )
                                        ) ss.
COUNTY OF ____________                  )


          On this ____ day of __________, 1999, before me, the undersigned, a Notary Public for the State of ______________, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing instrument as __________________ __________________ of the corporation named therein, and acknowledged to me that he executed the same as his voluntary act on behalf of such corporation with authority to do so for the purposes therein set forth.



                                  --------------------------
                                  Notary Public



My Commission expires:

                     SCHEDULE A TO ASSIGNMENT OF COPYRIGHTS